Exhibit 99.1

FOR IMMEDIATE RELEASE

APRIL 30, 2013

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL

RESULTS FOR THE 2013 FIRST QUARTER

Partnership Reports 2013 First Quarter Adjusted EBITDA of $184 Million, Distributable Cash Flow of $131 Million and Net Income of $60 Million

Partnership Increases Quarterly Distribution to $0.4675 per Unit

OKLAHOMA CITY, OKLAHOMA, APRIL 30, 2013 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced financial results for the 2013 first quarter. The Partnership’s adjusted EBITDA for the 2013 first quarter totaled $184.4 million, an increase of $66.0 million, or 55.7%, from 2012 first quarter adjusted EBITDA of $118.4 million. The 2013 first quarter net income attributable to the Partnership totaled $59.5 million, an increase of $7.2 million, or 13.7%, from the 2012 first quarter. Distributable cash flow (DCF) for the 2013 first quarter totaled $130.6 million, an increase of $46.2 million, or 54.7%, from 2012 first quarter DCF of $84.4 million and resulted in a distribution coverage ratio of 1.40. Financial terms are defined on pages two and three of this release.

Throughput for the 2013 first quarter totaled 319.4 billion cubic feet (bcf) of natural gas, or 3.55 bcf per day, an increase of 26.8% from 2012 first quarter throughput of 2.80 bcf per day. The increase was driven by throughput from the Eagle Ford and Haynesville assets acquired in December 2012, as well as an increase in Marcellus throughput. Partnership revenue for the 2013 first quarter totaled $237.0 million, an increase of $82.3 million, or 53.2%, compared to 2012 first quarter revenue of $154.7 million. Revenues in both periods exclude revenues attributable to the Partnership’s equity investments as those revenues are accounted for as part of the Partnership’s investments in unconsolidated affiliates. If the Partnership’s proportional share of revenue from equity investments was included, revenue for the 2013 first quarter would have totaled $284.1 million, an increase of $100.2 million, or 54.5%, compared to the 2012 first quarter.

Capital expenditures during the 2013 first quarter totaled $408.7 million, including maintenance capital expenditures of $27.5 million. These capital expenditures included $165.5 million for the Partnership’s share of capital expenditures in entities accounted for as equity investments. The Partnership connected 220 new wells to its gathering systems during the 2013 first quarter, an increase of 11.7% compared to the 2012 first quarter.

Partnership Increases Cash Distribution

On April 24, 2013, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4675 per unit for the 2013 first quarter, a $0.0625, or 15.4%, increase over the 2012 first quarter distribution and a $0.0175, or 3.9%, increase over the 2012 fourth quarter distribution. The distribution will be paid on May 15, 2013 to unitholders of record at the close of business on May 8, 2013. DCF of $130.6 million for the 2013 first quarter provided distribution coverage of 1.40 times the amount required for the Partnership to fund the distribution to the general partner and the limited partners.

INVESTOR CONTACT: Dave Shiels, CFO (405) 935-6224 dave.shiels@accessmidstream.com	MEDIA CONTACTS: Debbie Nauser (405) 935-1739 debbie.nauser@accessmidstream.com	Tom Johnson (212) 371-5999 tbj@abmac.com	ACCESS MIDSTREAM 525 Central Park Drive Oklahoma City, OK 73105

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “I’m pleased to report another quarter of strong financial results. Our ability to execute on our operational opportunities allows us to continue to report the solid financial results our investors have come to expect. Highlights in the first quarter included record dry gas volumes in the Marcellus Shale and significant progress in the liquids rich areas of the Eagle Ford, Marcellus, Niobrara and Utica Shales. Efficient execution of our capital program is a critical element of our financial success and our operations teams are building the assets that we believe will deliver industry leading Partnership growth and at the same time delivering world class service to our customers.”

Common Unit Offering

On April 2, 2013, the Partnership completed an offering of 10.35 million common units, including 1.35 million common units issued pursuant to the underwriters’ option to purchase additional common units. The Partnership received offering proceeds (net of underwriting discounts and commissions) of $400.1 million. The proceeds were used for general partnership purposes, including repayment of amounts outstanding under the Partnership’s revolving credit facility.

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, May 1, 2013 at 9:00 a.m. EDT. The telephone number to access the conference call is 719-325-4783 or toll-free 877-627-6544. The passcode for the call is 5442373. We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT. For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on May 1, 2013 through 12:00 p.m. EDT on May 15, 2013. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 5442373. The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the “Events” subsection of the “Investors” section of the website. An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted EBITDA and DCF. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP. Investors should not consider adjusted EBITDA, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted EBITDA, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA. The Partnership agreement defines adjusted EBITDA as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results. Adjusted EBITDA is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•

The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from EBITDA because management believes these items affect the comparability of operating results. The Partnership believes that the presentation of adjusted EBITDA in this press release provides information useful to investors in assessing its financial condition and results of operations. The GAAP measure most directly comparable to adjusted EBITDA is net income.

Distributable Cash Flow. The Partnership agreement defines DCF as adjusted EBITDA attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners. Using this metric, management computes a distribution coverage ratio. DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions. DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder. The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume. The Partnership owns, operates, develops and acquires natural gas gathering and processing systems and other midstream energy assets. Headquartered in Oklahoma City, the Partnership’s operations are focused on the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales and Mid-Continent region of the U.S. The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP. Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. They include but are not limited to our business strategy and plans and objectives for future operations. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2012 Annual Report on Form 10-K and our other SEC filings.

Access Midstream Partners, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per unit data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues(1)	$236,959	$154,674
Operating Expenses
Operating expenses	82,763	48,682
Depreciation and amortization expense	66,650	38,438
General and administrative expense	23,734	11,478
Other operating (income) expense	91	(45)

Total operating expenses	173,238	98,553

Operating income	63,721	56,121
Other income (expense)
Income from unconsolidated affiliates	25,008	12,987
Interest expense	(27,062)	(15,958)
Other income	269	55

Income before income tax expense	61,936	53,205
Income tax expense	1,240	839

Net income	60,696	52,366
Net income attributable to noncontrolling interests	1,158	—

Net income attributable to Access Midstream Partners, L.P.	$59,538	$52,366

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	59,538	52,366
Less general partner interest in net income	(4,792)	(1,429)

Limited partner interest in net income	54,746	50,937

Net income per limited partner unit – basic and diluted
Common units	0.14	0.34
Subordinated units	0.29	0.34
Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	97,372	79,276
Subordinated units	69,076	69,076

(1)	Excludes revenue from equity investments of $47.1 million and $29.3 million for the three months ended March 31, 2013 and 2012, respectively that is included in Income from Unconsolidated Affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems. Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

Access Midstream Partners, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

(unaudited)

	As of March 31, 2013	As of December 31, 2012
Assets
Total current assets	$179,945	$219,766

Property, plant and equipment
Gathering systems	5,365,728	5,125,746
Other fixed assets	109,824	96,916
Less: Accumulated depreciation	(650,849)	(590,614)

Total property, plant and equipment, net	4,824,703	4,632,048

Investment in unconsolidated affiliates	1,443,033	1,297,811
Intangible customer relationships, net	349,339	355,217
Deferred loan costs, net	54,394	56,258

Total assets	$6,851,414	$6,561,100

Liabilities and Partners’ Capital
Total current liabilities	$274,541	$259,261

Long-term liabilities
Long-term debt	2,777,000	2,500,000
Other liabilities	5,501	5,333

Total long-term liabilities	2,782,501	2,505,333

Total partners’ capital	3,794,372	3,796,506

Total liabilities and partners’ capital	$6,851,414	$6,561,100

Access Midstream Partners, L.P.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$60,696	$52,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,650	38,438
Income from unconsolidated affiliates	(25,008)	(12,987)
Other non-cash items	4,135	1,932
Changes in assets and liabilities
Increase in accounts receivable	(29,774)	(33,058)
Increase in other assets	(4,054)	(1,694)
Decrease in accounts payable	(11,743)	(7,832)
Increase in accrued liabilities	19,228	30,050

Net cash provided by operating activities	80,130	67,215

Cash flows from investing activities
Additions to property, plant and equipment	(270,954)	(80,593)
Investments in unconsolidated affiliates	(111,808)	(45,276)
Proceeds from sale of assets	26,134	421

Net cash used in investing activities	(356,628)	(125,448)

Cash flows from financing activities
Proceeds from long-term borrowings	715,900	245,600
Payments on long-term borrowings	(438,900)	(870,500)
Issuance of senior notes	—	750,000
Distribution to unitholders	(84,073)	(58,932)
Proceeds from noncontrolling interests	18,980	—
Debt issuance costs	—	(13,653)
Other adjustments	(91)	5,721

Net cash provided by financing activities	211,816	58,236

Net increase (decrease) in cash and cash equivalents	(64,682)	3
Cash and cash equivalents
Beginning of period	64,994	22

End of period	$312	$25

Access Midstream Partners, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Net Income attributable to Access Midstream Partners, L.P.	$59,538	$52,366
Adjusted for:
Interest expense	27,062	15,958
Income tax expense	1,240	839
Depreciation and amortization expense	66,650	38,438
Other	(640)	(45)
Income from unconsolidated affiliates	(25,008)	(12,987)
EBITDA from unconsolidated affiliates(1) (2)	39,459	23,860
Expense for non-cash equity awards	7,390	—
Implied minimum volume commitment	8,750	—

Adjusted EBITDA	$184,441	$118,429

Adjusted for:
Maintenance capital expenditures	(27,500)	(18,500)
Cash portion of interest expense	(25,092)	(14,655)
Income tax expense	(1,240)	(839)

Distributable cash flow	$130,609	$84,435

Cash provided by operating activities	$80,130	$67,215
Adjusted for:
Change in assets and liabilities	26,343	12,534
Interest expense	27,062	15,958
Income tax expense	1,240	839
Other non-cash items	(5,933)	(1,977)
EBITDA from unconsolidated affiliates(1) (2)	39,459	23,860
Expense for non-cash equity awards	7,390	—
Implied minimum volume commitment	8,750	—

Adjusted EBITDA	$184,441	$118,429

Adjusted for:
Maintenance capital expenditures	(27,500)	(18,500)
Cash portion of interest expense	(25,092)	(14,655)
Income tax expense	(1,240)	(839)

Distributable cash flow	$130,609	$84,435

Cash distribution
Limited partner units 2013: ($0.4675 x 187,999,820 units) 2012: ($0.405 x 147,976,736 units)	$87,890	$59,931
General partner interest	5,468	1,612

Total cash distribution	$93,358	$61,543

Distribution coverage ratio	1.40	1.37

(1)	EBITDA from unconsolidated affiliates is calculated as follows:

Net Income	$25,008	$12,987
Adjusted for:
Depreciation and amortization expense	14,466	10,901
Other	(15)	(28)

EBITDA from unconsolidated affiliates	$39,459	$23,860

(2)	The Partnership maintains equity investments in 10 gathering systems in the Marcellus Shale, Utica East Ohio Midstream, LLC. and Ranch Westex JV, LLC.

Access Midstream Partners, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP Capital Expenditures	$270,954	$80,593
Adjusted for:
Capital expenditures included in unconsolidated affiliates	165,506	81,354
Capital expenditures attributable to non-controlling interest	(27,752)	—

Net Capital Expenditures	$408,708	$161,947

	Three Months Ended March 31,
	2013	2012
Revenues	$236,959	$154,674
Adjusted for:
Revenues included in investments in unconsolidated affiliates	47,147	29,259

Total Revenues including revenues from equity investments	$284,106	$183,933

Access Midstream Partners, L.P.

OPERATING STATISTICS

(unaudited)

	Three Months Ended March 31,
	2013	2012
Barnett Shale
Wells connected during period	7	66
Total wells connected	2,387	2,285
Throughput, bcf per day	1.066	1.279
Approximate miles of pipe at end of period	854	888
Gas compression (horsepower) at end of period	153,115	161,115
Eagle Ford Shale
Wells connected during period	119	—
Total wells connected	583	—
Throughput, bcf per day	0.228	—
Approximate miles of pipe at end of period	687	—
Gas compression (horsepower) at end of period	58,667	—
Haynesville Shale
Wells connected during period	5	2
Total wells connected	533	222
Throughput, bcf per day	0.770	0.415
Approximate miles of pipe at end of period	581	257
Gas compression (horsepower) at end of period	20,195	23,745
Marcellus Shale
Wells connected during period	32	68
Total wells connected	1,502	349
Throughput, bcf per day(1)	0.863	0.574
Approximate miles of pipe at end of period	1,204	281
Gas compression (horsepower) at end of period	94,975	43,930
Niobrara Shale
Wells connected during period	3	—
Total wells connected	26	—
Throughput, bcf per day(1)	0.010	—
Approximate miles of pipe at end of period	100	—
Gas compression (horsepower) at end of period	9,455	—
Utica Shale
Wells connected during period	13	—
Total wells connected	48	—
Throughput, bcf per day(1)	0.054	—
Approximate miles of pipe at end of period	72	—
Gas compression (horsepower) at end of period	11,555	—
Mid-Continent
Wells connected during period	41	61
Total wells connected	2,825	2,587
Throughput, bcf per day	0.559	0.534
Approximate miles of pipe at end of period	2,603	2,527
Gas compression (horsepower) at end of period	107,356	96,161
Total
Wells connected during period	220	197
Total wells connected	7,904	5,443
Throughput, bcf per day(1)	3.550	2.802
Approximate miles of pipe at end of period	6,101	3,953
Gas compression (horsepower) at end of period	455,318	324,951

(1)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.